UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

MapLight Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42914	83-2163243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 984-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	MPLT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On August 13, 2026, MapLight Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement transaction (the “Private Placement”) (i) 9,197,887 shares (the “Shares”) of the Company’s voting common stock, par value $0.0001 (“Common Stock”) per share, and (ii) with respect to certain Purchasers, pre-funded warrants to purchase 3,983,168 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of Shares. The purchase price per share of Common Stock is $11.38 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants is the Purchase Price minus $0.0001 per share underlying the Pre-Funded Warrants. The Company anticipates receiving gross proceeds of approximately $150.0 million from the Private Placement, before deducting placement agent fees and estimated offering expenses payable by the Company.

The Pre-Funded Warrants have a per share exercise price of $0.0001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder that holds less than 20% of the Common Stock prior to such exercise may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.

Also on August 13, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file, within 30 days after the Closing (the “Filing Deadline”), one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Purchase Agreement and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares”) issued pursuant to the Purchase Agreement (together, the “Registrable Securities”), and to cause the applicable registration statements to become effective within a specified period set forth in the Registration Rights Agreement (the “Effectiveness Deadline”).

In the event the registration statement has not been filed by the Filing Deadline or has not been declared effective by the SEC by the Effectiveness Deadline, subject to certain limited exceptions, the Company has agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the aggregate amount paid pursuant to the Purchase Agreement by such Purchaser for the Purchaser’s Registrable Securities then held, per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company.

The Company has engaged Morgan Stanley & Co. LLC, Jefferies LLC, Leerink Partners LLC and Stifel, Nicolaus & Company, Incorporated as placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing is only a summary of the terms of the Purchase Agreement, the Registration Rights Agreement and the Pre-Funded Warrants issued under the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of the Purchase Agreement, a copy of which is attached to this

Current Report on Form 8-K as Exhibit 10.1, (ii) the form of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, and (iii) the form of Pre-Funded Warrant issued under the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 2.02	Results of Operations and Financial Condition.

On August 13, 2026, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2026. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 13, 2026, the Company issued a press release entitled “MapLight Therapeutics Announces $150 Million Private Placement Financing” which includes the following selected preliminary financial information: MapLight’s cash, cash equivalents and investments were $351.3 million as of June 30, 2026. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under section 4(a)(2) of the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01	Regulation FD Disclosure.

On August 13, 2026, the Company updated its corporate presentation for use in meetings with investors, analysts and others. The presentation is available on the Company’s website and a copy is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, and Exhibit 99.3 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Pre-Funded Warrant.

10.1	Form of Securities Purchase Agreement, dated August 13, 2026, by and among MapLight Therapeutics, Inc. and the Purchasers.

10.2	Form of Registration Rights Agreement, dated August 13, 2026, by and among MapLight Therapeutics, Inc. and the Purchasers.

99.1	Press Release, dated August 13, 2026.

99.2	Press Release, dated August 13, 2026.

99.3	Corporate Presentation, dated August 13, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MapLight Therapeutics, Inc.

Dated: August 13, 2026	By:	/s/ Christopher A. Kroeger
Christopher A. Kroeger, M.D.
Chief Executive Officer